                                                                      EXHIBIT 12


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)



                                                                                                  PRO FORMA      PRO FORMA
                                       YEAR ENDED DECEMBER 31,                  THREE MONTHS     YEARS ENDED   THREE MONTHS
                        -----------------------------------------------------       ENDED       DECEMBER 31,    ENDED MARCH
                          1991       1992       1993       1994       1995     MARCH 31, 1996       1995         31, 1996
                        ---------  ---------  ---------  ---------  ---------  ---------------  -------------  -------------
EARNINGS:
  Income (loss) before
    income taxes and
    extraordinary
    loss..............  $   2,548  $ (23,701) $   4,138  $  14,165  $  18,265     $   3,101       $  (4,691)     $ (10,546)
  Fixed charges.......     18,830     15,578      4,768      2,860      3,853         2,669          65,355         16,338
                        ---------  ---------  ---------  ---------  ---------        ------     -------------  -------------
        Total.........  $  21,378  $  (8,123) $   8,906  $  17,025  $  22,118     $   5,770       $  60,664      $   5,792
                        ---------  ---------  ---------  ---------  ---------        ------     -------------  -------------
                        ---------  ---------  ---------  ---------  ---------        ------     -------------  -------------
FIXED CHARGES:
  Interest expense....  $  16,775  $  13,701  $   2,735  $     534  $   1,444     $   2,111       $  59,937      $  14,984
  Amortization of debt
    expense...........        718        449        238        324        326            98           1,501            375
  Portion of rent
    expense deemed to
    be interest.......      1,337      1,428      1,795      2,002      2,083           460           3,917            979
                        ---------  ---------  ---------  ---------  ---------        ------     -------------  -------------
        Total.........  $  18,830  $  15,578  $   4,768  $   2,860  $   3,853     $   2,669       $  65,355      $  16,338
                        ---------  ---------  ---------  ---------  ---------        ------     -------------  -------------
                        ---------  ---------  ---------  ---------  ---------        ------     -------------  -------------
Ratio of earnings to
 fixed charges........        1.1     --            1.9        6.0        5.7           2.2          --             --
                        ---------  ---------  ---------  ---------  ---------        ------     -------------  -------------
                        ---------  ---------  ---------  ---------  ---------        ------     -------------  -------------
Coverage deficiency...     --      $  23,701     --         --         --           --          $     4,691    $    10,546
                        ---------  ---------  ---------  ---------  ---------        ------     -------------  -------------
                        ---------  ---------  ---------  ---------  ---------        ------     -------------  -------------
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